Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268136, 333-258644, 333-258641, and 333-249863 on Form S-3 and Registration Statement Nos. 333-248111, 333-237411, 333-233826, 333-254877, and 333-263927 on Form S-8 of our report dated March 30, 2023, relating to the financial statements of IGM Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche

San Francisco, California

March 30, 2023